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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _______________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  September 19, 2001


                       C-Bridge Internet Solutions, Inc.
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              (Exact Name of Registrant as Specified in Charter)



        Delaware                      333-38604                52-2001899
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(State or Other Jurisdiction         (Commission              (IRS Employer
    of Incorporation)                File Number)           Identification No.)



   125 Summer Street, 19th Floor, Boston, MA                     02110
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   (Address of Principal Executive Offices)                    (Zip Code)


      Registrant's telephone number, including area code:  (617) 342-5400
                                                           --------------


                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)

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Item 1.  Changes In Control of Registrant

On September 19, 2001, eXcelon Corporation, a Delaware corporation ("Parent"), through Comet Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), acquired C-Bridge Internet Solutions, Inc., a Delaware corporation ("Company") pursuant to the Merger Agreement and Plan of Reorganization, dated as of May 22, 2001, among Parent, Merger Sub and the Company (the "Merger Agreement"), whereby Merger Sub merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent. The Merger became effective on September 19, 2001. In the Merger, the issued and outstanding shares of common stock of the Company were converted into the right to receive the merger consideration, consisting of 1.2517 shares of Parent common stock for each share of common stock of the Company.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              C-BRIDGE INTERNET SOLUTIONS, INC.


Date: September 28, 2001  By:  /s/ Clifford B. Thompson
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                                   Clifford B. Thompson
                                   Secretary

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